Sarna & Company


Certified
Public
Accountants
---------------
                                  -----------------------------------
                                  310           Westlake     805
                                  N. Westlake   Village      371-8900
                                  Boulevard     California   Fax 805
                                  Suite 270     91362        379-0140





           CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our audit report dated June 26, 2000, on the financial statements of Worldbid Corporation (the "Company") for the period ended April 30, 2000 in the Company's Form 10KSB Annual Report to be filed with the United States Securities and Exchange Commission. We also consent to the application of such report to the financial information in the Form 10KSB, when such financial information is read in conjunction with the financial statements referred to in our report.



/s/ Sarna & Company


Sarna & Company
Certified Public Accountants
Westlake Village, California
July 25, 2000